As filed with the Securities and Exchange Commission on May 26, 2015

Registration No. 333-195926

Registration No. 333-188894

Registration No. 333-180850

Registration No. 333-174101

Registration No. 333-165409

Registration No. 333-162053

Registration No. 333-140480

Registration No. 333-131740

Registration No. 333-131739

Registration No. 333-122035

Registration No. 333-103113

Registration No. 333-72020

Registration No. 333-52881

Registration No. 33-98514

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

Form S-8 Registration Statement No. 333-195926

Form S-8 Registration Statement No. 333-188894

Form S-8 Registration Statement No. 333-180850

Form S-8 Registration Statement No. 333-174101

Form S-8 Registration Statement No. 333-165409

Form S-8 Registration Statement No. 333-162053

Form S-8 Registration Statement No. 333-140480

Form S-8 Registration Statement No. 333-131740

Form S-8 Registration Statement No. 333-131739

Form S-8 Registration Statement No. 333-122035

Form S-8 Registration Statement No. 333-103113

Form S-8 Registration Statement No. 333-72020

Form S-8 Registration Statement No. 333-52881

Form S-8 Registration Statement No. 33-98514

UNDER

THE SECURITIES ACT OF 1933

PHARMACYCLICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-3148201
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

995 East Arques Avenue

Sunnyvale, California 94085-4521

(Address, including zip code, of principal executive offices)

PHARMACYCLICS, INC. 2014 EQUITY INCENTIVE AWARD PLAN

PHARMACYCLICS, INC. EMPLOYEE STOCK PURCHASE PLAN

PHARMACYCLICS, INC. 2004 EQUITY INCENTIVE AWARD PLAN

1995 STOCK OPTION PLAN

NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

NOTICE OF GRANT OF EMPLOYMENT COMMENCEMENT NON-QUALIFIED STOCK OPTION AND RELATED STOCK OPTION AGREEMENT BY AND BETWEEN PHARMACYCLICS, INC. AND GEOFFREY COOPER

(Full Title of Plan)

Robert W. Duggan

Chairman of the Board and Chief Executive Officer

Pharmacyclics, Inc.

995 East Arques Avenue

Sunnyvale, California 94085-4521

(408) 774-0330

(Name and Address and Telephone Number, including Area Code, of Agent for Service)

Copy to:

Adam W. Finerman, Esq.

Olshan Frome Wolosky LLP

Park Avenue Tower

65 East 55th Street

New York, New York 10022

(212) 451-2300

Indicate by check mark whether the registrant is a large accelerated file, an accelerated file, a non-accelerated file, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF UNSOLD SECURITIES

Pharmacyclics, Inc., a Delaware corporation (the “Company”), previously registered shares of its common stock, $0.0001 par value per share (“Common Stock”) under the following registration statements (the “Registration Statements”) concerning shares issuable or issued under certain employee benefit and equity plans and agreements. The Company is filing this post-effective amendment to each of the Registration Statements to deregister any and all securities that remain unsold under such Registration Statements.

(1)	Registration Statement No. 333-195926, filed with the Securities and Exchange Commission (the “Commission”) on May 13, 2014, registering the offer and sale of 2,258,268 shares of the Company’s Common Stock issuable pursuant to the Company’s 2014 Equity Incentive Award Plan.

(2)	Registration Statement No. 333-188894, filed with the Commission on May 28, 2013, registering the offer and sale of 300,000 shares of the Company’s Common Stock issuable pursuant to the Company’s Employee Stock Purchase Plan.

(3)	Registration Statement No. 333-180850, filed with the Commission on April 20, 2012, registering the offer and sale of 2,000,000 shares of the Company’s Common Stock issuable pursuant to the Company’s 2004 Equity Incentive Award Plan and 500,000 shares of the Company’s Common Stock issuable pursuant to the Company’s Employee Stock Purchase Plan.

(4)	Registration Statement No. 333-174101, filed with the Commission on May 10, 2011, registering the offer and sale of 2,500,000 shares of the Company’s Common Stock issuable pursuant to the Company’s 2004 Equity Incentive Award Plan.

(5)	Registration Statement No. 333-165409, filed with the Commission on March 11, 2010, registering the offer and sale of 2,000,000 shares of the Company’s Common Stock issuable pursuant to the Company’s 2004 Equity Incentive Award Plan.

(6)	Registration Statement No. 333-162053, filed with the Commission on September 22, 2009, registering the offer and sale of 3,000,000 shares of the Company’s Common Stock issuable pursuant to the Company’s 2004 Equity Incentive Award Plan and 300,000 shares of the Company’s Common Stock issuable pursuant to the Company’s Employee Stock Purchase Plan.

(7)	Registration Statement No. 333-140480, filed with the Commission on February 6, 2007, registering the offer and sale of 200,000 shares of the Company’s Common Stock issuable pursuant to the Company’s Employee Stock Purchase Plan.

(8)	Registration Statement No. 333-131740, filed with the Commission on February 10, 2006, registering the offer and sale of 100,000 shares of the Company’s Common Stock issuable pursuant to a Notice of Grant of Employment Commencement Non-Qualified Stock Option and related stock option agreement by and between Pharmacyclics, Inc. and Geoffrey Cooper.

(9)	Registration Statement No. 333-131739, filed with the Commission on February 10, 2006, registering the offer and sale of 1,000,000 shares of the Company’s Common Stock issuable pursuant to the Company’s 2004 Equity Incentive Award Plan.

(10)	Registration Statement No. 333-122035, filed with the Commission on January 13, 2005, registering the offer and sale of 5,457,480 shares of the Company’s Common Stock issuable pursuant to the Company’s 2004 Equity Incentive Award Plan.

(11)	Registration Statement No. 333-103113, filed with the Commission on February 12, 2003, registering the offer and sale of 323,477 shares of the Company’s Common Stock issuable pursuant to the Company’s 1995 Stock Option Plan and 200,000 shares of the Company’s Common Stock issuable pursuant to the Company’s Employee Stock Purchase Plan.

(12)	Registration Statement No. 333-72020, filed with the Commission on October 22, 2001, registering the offer and sale of 200,000 shares of the Company’s Common Stock issuable pursuant to the Company’s Employee Stock Purchase Plan.

(13)	Registration Statement No. 333-52881, filed with the Commission on May 15, 1998, registering the offer and sale of 602,042 shares of the Company’s Common Stock issuable pursuant to the Company’s 1995 Stock Option Plan and 50,000 shares of the Company’s Common Stock issuable pursuant to the Company’s Employee Stock Purchase Plan.

(14)	Registration Statement No. 33-98514, filed with the Commission on October 23, 1995, registering the offer and sale of 834,884 shares of the Company’s Common Stock issuable pursuant to the Company’s 1995 Stock Option Plan, 166,667 shares of the Company’s Common Stock issuable pursuant to the Company’s Non-Employee Directors Stock Option Plan and 50,000 shares of the Company’s Common Stock issuable pursuant to the Company’s Employee Stock Purchase Plan.

Pursuant to the Agreement and Plan of Reorganization, dated March 4, 2015, as amended on March 22, 2015, among the Company, AbbVie Inc., a Delaware corporation (“AbbVie”), Oxford Amherst Corporation, a Delaware corporation and a direct wholly owned subsidiary of AbbVie (“Purchaser”) and Oxford Amherst LLC, a Delaware limited liability company and a direct wholly owned subsidiary of AbbVie (“Merger Sub 2”), Purchaser will merge with and into the Company (the “First Merger”), with the Company surviving the First Merger and then immediately following the First Merger, the Company merged with and into Merger Sub 2, with Merger Sub 2 being the surviving entity, such that the surviving entity is a wholly owned subsidiary of AbbVie (together with the First Merger, the “Mergers”).

In connection with the Mergers, the Company is terminating all offers and sales of its securities registered pursuant to its existing registration statements under the Securities Act of 1933, as amended, including the Registration Statements. In accordance with undertakings made by the Company to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offerings, the Company hereby removes from registration any and all securities registered but unsold under the Registration Statements as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to its Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California on the 26th day of May, 2015.

PHARMACYCLICS, INC.

By:	/s/ Robert W. Duggan
Name:	Robert W. Duggan
Title:	Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, these Post-Effective Amendments to the registrant’s Registration Statements on Form S-8 have been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Robert W. Duggan	Chairman of the Board and Chief Executive Officer	May 26, 2015
Robert W. Duggan	(Principal Executive Officer)

/s/ Manmeet S. Soni	Chief Financial Officer and Treasurer	May 26, 2015
Manmeet S. Soni	(Principal Financial and Accounting Officer)

/s/ Robert F. Booth	Director	May 26, 2015
Robert F. Booth

/s/ Kenneth A. Clark	Director	May 26, 2015
Kenneth A. Clark

/s/ Eric H. Halvorson	Director	May 26, 2015
Eric H. Halvorson

/s/ Minesh P. Mehta	Director	May 26, 2015
Minesh P. Mehta, M.D.

/s/ David D. Smith	Director	May 26, 2015
David D. Smith, Ph.D.

/s/ Richard A. van den Broek	Director	May 26, 2015
Richard A. van den Broek